Exhibit 1.1

POSITIVEID CORPORATION

$2,500,000 of Senior Convertible Notes

and
Warrants to Purchase up to _______ Shares of Common Stock

PLACEMENT AGENCY AGREEMENT

June ●, 2012

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, California 92660

Dear Sirs:

PositiveID Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to certain investors, pursuant to the terms of this Placement Agency Agreement  (this “Agreement”) and the Securities Purchase Agreement in the form of Exhibit A attached hereto (the “Purchase Agreement”) entered into with the investors identified therein (collectively, the “Investors”) up to (i) $2,500,000 in aggregate principal amount of Senior Convertible Notes (the “Notes”), such Notes to be in the form attached hereto as Exhibit B, (ii) Warrants (the “Warrants”) to purchase up to ______________ shares (the “Warrant Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company in the form attached hereto as Exhibit C.  The Company desires to engage you as its exclusive placement agent (the “Placement Agent”)) in connection with such issuance and sale.  The Common Stock issuable upon the conversion of the Notes is herein referred to as the “Conversion Shares.”  The Common Stock issuable in lieu of cash interest and amortization on the Notes is herein referred to as the “Payment Shares”.  The Notes, the Warrants, the Conversion Shares, the Payment Shares and the Warrant Shares are collectively referred to herein as the “Securities.”  The Securities are more fully described in the Registration Statement (as defined below).  This Agreement, the Purchase Agreement, the Notes, the Warrants and the Agent Warrants (as defined below) are collectively referred to herein as the “Transaction Documents.”

The Company acknowledges that, under certain circumstances set forth in the Purchase Agreement, it may issue additional Notes and additional Warrants (the “Additional Securities”) to the Investors.  The Company and the Placement Agent shall enter into a separate Placement Agency Agreement relating to the Additional Securities, in substantially this form and providing for the same compensation to the Placement Agent (each, an “Additional Placement Agency Agreement”), prior to the commencement of any offer or sale of any Additional Securities.

The Company hereby confirms as follows its agreements with the Placement Agent.

1.

Agreement to Act as Placement Agent.  On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company’s exclusive placement agent in connection with the issuance and sale, on reasonable “best efforts” basis, by the Company of the Notes and the Warrants to the Investors.  The Placement Agent shall use commercially reasonable efforts to assist the Company in obtaining performance by each Investor whose offer to purchase the Notes and the Warrants has been solicited by the Placement Agent and accepted by the Company, but the Placement Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason.  In compensation for the services to be provided by the Placement Agent hereunder, the Company shall (i) pay to the Placement Agent a cash fee (the “Cash Fee”) equal to 7% of the proceeds received by the Company from the sale of the Notes and the Warrants as set forth on the cover page of the Prospectus (as defined below) and (ii) issue to the Placement Agent, or as the Placement Agent may otherwise direct, warrants (the “Agent Warrants”), in substantially the same form as the Warrants with the changes described below, entitling the Placement Agent, or its assigns, to purchase up to an aggregate of 3.0% of the total number of Conversion Shares issuable upon the conversion of Notes sold in the offering (the “Agent Warrant Shares”) at an exercise price equal to the exercise price of the Warrants.  The Agent Warrants and the Agent Warrant Shares will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and may not be sold, transferred, pledged, hypothecated or assigned for a period of 180-days following the effective date of the offering pursuant to FINRA Rule 5110(g)(1). The Cash Fee and the Agent Warrants are hereinafter referred to herein as the “Placement Fee”.  The Placement Agent may, in its discretion, retain other brokers or dealers who are members of FINRA to act as selected dealers or subagents on the Placement Agent’s behalf in connection with the offering of the Securities, payment to whom shall be solely the responsibility of the Placement Agent.

2.

Delivery and Payment.  The closing (the “Closing”) of the sale of the Notes and the Warrants shall take place at the office of Lowenstein Sandler PC at 1251 Avenue of the Americas, New York, New York 10020 at 10:00 a.m., New York City time, on June ●, 2012, or at such other time on such other date as may be agreed upon by the Company and the Placement Agent (the “Closing Date”).  All actions taken at the Closing shall be deemed to have occurred simultaneously.  Unless other arrangements have been made with a particular Investor, on or prior to the Closing, the Company shall cause the Investors to deliver to the Company by wire transfer of immediately available funds to an account previously specified by the Company, payment in full for the Securities at the price to the public set forth on the cover page of the Prospectus.  At the Closing, the Company shall deliver the Securities to the Investors by mail to the Investors to the addresses set forth in the Purchase Agreement.  At the Closing, the Company shall pay to the Placement Agent by wire transfer of immediately available funds to an account previously specified by the Placement Agent, an aggregate amount equal to the sum of (i) the Cash Fee and (ii) the expense reimbursements owed to the Placement Agent pursuant to Section 6 hereof.

3.

Representations and Warranties of the Company.  The Company represents and warrants and covenants to the Placement Agent that:

(a)

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1, as amended (File No. 333-180645), including a prospectus, relating to the Securities, the Agent Warrants and the Agent Warrant Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement;” and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Notes and the Warrants. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, if any, pursuant to Item 12 of Form S-1 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be.  The term “General Disclosure Package” shall mean (i) the Preliminary Prospectus, if any, used most recently prior to the date and time as of which the Registration Statement was declared effective by the Commission, (ii) the issuer free writing prospectuses as defined in Rule 433(h) under the Securities Act, if any, identified in Schedule 1, and (iii) any other “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package. “Applicable Time” shall mean ●:00 [a/p].m. Eastern Time on the date of execution and delivery of this Agreement.

(b)

The Registration Statement has been declared effective by the Commission under the Securities Act. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Notes and the Warrants has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Placement Agent furnished in writing by the Placement Agent to the Company expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, as set forth in Section 8(b).

(c)

The documents incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, if any, when they were filed with the Commission (as such documents may have been amended prior to the effective date of the Registration Statement) conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)

The General Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the General Disclosure Package in reliance upon and in conformity with information concerning the Placement Agent and furnished in writing by the Placement Agent to the Company expressly for use in the General Disclosure Package, as set forth in Section 8(b).

(e)

Other than the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, the Company (including its agents and representatives, other than the Placement Agent in its capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule 1 hereto, each electronic road show and any other written communications approved in writing in advance by the Placement Agent.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and such Issuer Free Writing Prospectus did not as of the Applicable Time, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Placement Agent furnished in writing by the Placement Agent to the Company expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, as set forth in Section 8(b).  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified.

(f)

The Company and each Subsidiary (as defined below) is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.  The Company and each Subsidiary (i) has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and (ii) is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary; except, in each case, where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would not reasonably be expected to have a material adverse effect on or affecting: (i) the validity or enforceability of this Agreement, and the other Transaction Documents; (ii) the ability of the Company to perform its obligations hereunder and under the other Transaction Documents; or (iii) the business, properties, management, financial position, prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).  Complete and correct copies of the certificate of incorporation and of the bylaws of the Company and all amendments thereto have been delivered or made available to the Placement Agent, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.  The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: MicroFluidic Systems, VeriGreen Energy Corporation, Steel Vault Corporation, IFTH NY Sub, Inc. (formerly Information Technology Services, Inc. (D/B/A InfoTech)), IFTH NJ Sub, Inc. (formerly InfoTech USA, Inc. (D/B/A InfoTech)), Steel Vault Security, LLC, and PositiveID Medical Devices Ltd. (each, a “Subsidiary” and, collectively, the “Subsidiaries”).

(g)

The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as set forth in the Registration Statement, are not subject to any preemptive rights, rights of first refusal or similar rights.  The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates referred to therein.  The descriptions of the securities of the Company in the Registration Statement and the Prospectus are, and at the Closing Date will be, complete and accurate in all respects.  Except for the Additional Securities, the Agent Warrants and except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to plans or arrangements described therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(h)

All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in the Registration Statement, the General Disclosure Package and the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned Subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(i)

The Company has full legal right, power and authority to enter into this Agreement and the other Transaction Documents, and perform the transactions contemplated hereby and thereby.  The Transaction Documents have been authorized and this Agreement has been, and the other Transaction Documents will be, validly executed and delivered by the Company and this Agreement is, and the other Transaction Documents will be, legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(j)

The issuance and sale of each of the Conversion Shares, the Payment Shares, the Warrants, the Warrant Shares, the Agent Warrants and the Agent Warrant Shares have been duly authorized by the Company.  The Conversion Shares, the Payment Shares, the Warrant Shares and the Agent Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Notes, the Warrants and the Agent Warrants, and the Conversion Shares, the Payment Shares, the Warrant Shares and the Agent Warrant Shares, when issued by the Company pursuant to the terms of the Notes, the Warrants and the Agent Warrants, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights.  The Securities and the Agent Warrants, when issued, will conform in all material respects to the descriptions thereof set forth in or incorporated into the Prospectus.

(k)

The financial statements and the related notes included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the financial condition of the Company as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles (“GAAP”).  No other financial statements or schedules of the Company or any other entity are required by the Securities Act or the Exchange Act to be included in the Registration Statement, the General Disclosure Package or the Prospectus.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.  The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(l)

To the Company’s knowledge, EisnerAmper LLP, who has reported on such financial statements and schedules, are registered independent public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.  The financial statements of the Company and the related notes and schedules included in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in conformity with the requirements of the Securities Act and present fairly the information shown therein.

(m)

The Company is, and at the Closing Date will be, in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated therewith (the “Sarbanes-Oxley Act”) with which the Company is required to comply.  To the Company’s knowledge, there is, and has been, no failure on the part of any of the Company’s current directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act with respect to the Company.

The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15).  The Company presented in its Form 10-K/A for the fiscal year ended December 31, 2011 (the “Evaluation Date”) the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based upon their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(n)

Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and prior to Closing, (i) there has not been and will not have been any change in the capital stock of the Company or long-term debt of the Company or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any Material Adverse Effect, or any development that would reasonably be expected to result in a Material Adverse Effect, and (ii) neither the Company nor any Subsidiary has sustained, and does not expect to sustain, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(o)

Since the date as of which information is given in the most recent Preliminary Prospectus, neither the Company nor any Subsidiary has entered into, and will not enter into prior to the Closing, any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries, or incurred or will incur prior to the Closing any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries.

(p)

Neither the Company nor any Subsidiary owns any real property.  Either the Company or a Subsidiary has good and valid title to all personal property described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by it that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and claims except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, if determined adversely to the Company or a Subsidiary, to have a Material Adverse Effect.  Any real property described in the Registration Statement, the General Disclosure Package or the Prospectus as being leased by the Company or a Subsidiary that is material to the business of the Company and its Subsidiaries is held by the Company or a Subsidiary under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or a Subsidiary or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(q)

Neither the Company nor any Subsidiary is, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(r)

Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company or any Subsidiary is a party or to which any property of the Company or any Subsidiary is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect (collectively, the “Actions”); (ii) to the Company’s knowledge, no such Actions are threatened by any governmental or regulatory authority or threatened by others; and (iii) there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described.

(s)

The Company and each Subsidiary has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its respective business as presently conducted (including, without limitation, those from the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) and any other foreign, federal, state or local regulatory authority performing functions similar to those preformed by the FDA) except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a Material Adverse Effect, (ii) complied with all laws, regulations and orders applicable to either it or its business, including but not limited to, those administered by the FDA or by any foreign, federal, state or local regulatory authority performing functions similar to those preformed by the FDA, the laws contained in, and the rules and regulations promulgated under, the Employee Retirement Income Security Act of 1974, as amended, and the Currency and Foreign Transactions Reporting Act of 1970, as amended, except where the failure to so comply would not have a Material Adverse Effect, and (iii) after giving effect to the use of proceeds of the offering specified in the Registration Statement, the General Disclosure Package and the Prospectus, performed all its obligations required to be performed, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (each, a “Contract”) to which it is a party or by which its property is bound or subject, except where such failure to perform or default would not have a Material Adverse Effect, and, to the Company’s knowledge, no other party under any material Contract to which it is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.  Neither the Company nor any Subsidiary is in violation of any provision of its organizational or governing documents.

(t)

All studies, tests and preclinical and clinical trials conducted by, or on behalf of, the Company or a Subsidiary have been conducted in material compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable local, state and federal laws, rules, regulations and guidances, including, but not limited to the applicable requirements of Good Laboratory Practices or Good Clinical Practices, as applicable.  To the knowledge of the Company, there are no studies, tests or trials the results of which call into question the clinical results described or referred to in the Registration Statement.  Neither the Company nor any Subsidiary has received any notices, correspondence or other communication from the FDA or any other governmental authority requiring the termination, suspension or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, the Company or any Subsidiary, or in which the Company or any Subsidiary has participated, and the Company has no knowledge or reason to believe that the FDA or any other governmental authority is considering such action.  Neither the Company or any Subsidiary nor, to the knowledge of the Company, any officer, employee or agent of the Company or any Subsidiary has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. Section 335a or any similar law or regulation.  The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the published data derived from such studies and tests.

(u)

All consents, authorizations, approvals and orders required in connection with the Transaction Documents have been obtained, except such as may be required under state securities or Blue Sky Laws.

(v)

Neither the execution of the Transaction Documents, nor the issuance, offering or sale of the Securities, the Agent Warrants or the Agent Warrant Shares, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof, will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any Contract to which the Company or a Subsidiary may be bound or to which any of the property or assets of the Company or a Subsidiary is subject, except such conflicts, breaches or defaults as may have been waived nor will such action result in any violation of the provisions of the organizational or governing documents of the Company or any Subsidiary or the provisions of any statute or any order, rule or regulation applicable to the Company or a Subsidiary or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or a Subsidiary, except for such violations that could not reasonably be expected to have a Material Adverse Effect.

(w)

There is no document or Contract of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.  All such Contracts to which the Company or a Subsidiary is a party have been authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or the Subsidiary party thereto, and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(x)

Neither the Company nor any Subsidiary and, to the knowledge of the Company, the directors, officers or controlling persons of the Company or any Subsidiary have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(y)

Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or the transactions contemplated by this Agreement, except for the Investors and except for such rights as have been waived or satisfied.

(z)

The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is quoted on the OTC Bulletin Board, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or terminating the quotation of the Common Stock on the OTC Bulletin Board, nor has the Company received any notification that the Commission, the OTC Bulletin Board or FINRA is contemplating terminating such registration or quotation.

(aa)

Neither the Company nor any Subsidiary is involved in any material labor dispute nor is any such dispute known by the Company to be threatened.

(bb)

The business and operations of the Company and each Subsidiary have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance will not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(cc)

Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (i) the Company or a Subsidiary owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted (collectively, the “Company Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights to any Company Intellectual Property described in the Registration Statement, the General Disclosure Package or the Prospectus that would preclude the Company or any Subsidiary from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Company Intellectual Property licensed or optioned by the Company or a Subsidiary; (b) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any Subsidiary in or to any Company Intellectual Property, other than claims which would not reasonably be expected to have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property, other than actions, suits, proceedings and claims which would not reasonably be expected to have a Material Adverse Effect; and (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than actions, suits, proceedings and claims which would not reasonably be expected to have a Material Adverse Effect; provided, however, that with respect to reexamination proceedings filed with the United States Patent and Trademark Office (the “USPTO”), opposition proceedings in comparable foreign authorities, or unpublished or provisional applications filed with the USPTO or comparable foreign authorities.

(dd)

The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, after taking into account all applicable extensions obtained, except where the failure to file would not reasonably be expected to have a Material Adverse Effect, and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against it or any Subsidiary which could have a Material Adverse Effect.

(ee)

The Company and its Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes are appropriate for their respective businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, or acts of vandalism, all of which insurance, to the knowledge of the Company, is in full force and effect.

(ff)

Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any Subsidiary, has directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (ii) made any payment to any United States federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg)

The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Notes and the Warrants, will not distribute any offering material in connection with the offering and sale of the Notes and the Warrants other than the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Placement Agent has consented.

(hh)

No relationship, direct or indirect, exists between or among the Company or a Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or a Subsidiary, on the other, which is required by the Securities Act to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and is not so disclosed.

(ii)

The Company has not sold or issued any securities that would be integrated with the offering contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(jj)

Neither the Company nor any Subsidiary is a party to any Contract or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, a Subsidiary or the Placement Agent (or any co-agent or sub-agent, if any) for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

4.

Agreements of the Company.  The Company covenants and agrees with the Placement Agent as follows:

(a)

The Registration Statement has become effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used), subject to the prior approval of the Placement Agent (which approval shall not be unreasonably withheld or delayed), pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Placement Agent promptly following such filing.

(b)

The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Securities by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Company has in good faith considered any reasonable objections or comments of the Placement Agent.

(c)

The Company will notify the Placement Agent promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, but only during the period mentioned in Section 4(b); (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information, but only during the period mentioned in Section 4(b); (3) of the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose or the threat thereof, but only during the period mentioned in Section 4(b); (4) of becoming aware of the occurrence of any event during the period mentioned in Section 4(b) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction.  If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment.  If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agent promptly of all such filings.

(d)

If, at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, the Company becomes aware of the occurrence of any event as a result of which the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Securities Act, the Company will promptly notify the Placement Agent and, subject to Section 4(b) hereof, will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agent.

(e)

The Company will furnish to the Placement Agent and its counsel, without charge (i) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (ii) so long as a prospectus relating to the Securities is required to be delivered under the Securities Act, as many copies of each Issuer Free Writing Prospectus, Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agent may reasonably request.

(f)

The Company will comply with all the undertakings contained in the Registration Statement.

(g)

Prior to the sale of the Securities to the Investors, the Company will cooperate with the Placement Agent and its counsel in connection with the registration or qualification of the Securities for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agent may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(h)

The Company will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Placement Agent.

(i)

The Company will retain in accordance with the Securities Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Securities Act.

(j)

The Company will apply the net proceeds from the offering and sale of the Securities in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(k)

The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Common Stock to facilitate the sale or resale of any of the Securities.

5.

Agreement of the Placement Agent.  The Placement Agent agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405) used or referred to by it without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”).

6.

Expenses.  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (2) the preparation and delivery of certificates representing the Securities, the Agent Warrants and the Agent Warrant Shares, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus or Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offer and sale of the Securities, the Agent Warrants and the Agent Warrant Shares, (4) any filings required to be made with the OTC Bulletin Board, (5) any filings required to be made by the Placement Agent with FINRA and the fees, disbursements and other charges of counsel for the Placement Agent in connection therewith (provided that such fees, disbursements and other charges of counsel shall be subject to the limit in the last sentence of this Section 6), (6) the registration or qualification of the Securities, the Agent Warrants and the Agent Warrant Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(g), including the reasonable fees, disbursements and other charges of counsel to the Placement Agent in connection therewith (provided that such fees, disbursements and other charges of counsel shall be subject to the limit in the last sentence of this Section 6) and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, and (7) fees, disbursements and other charges of counsel to the Company.  The Company shall reimburse the Placement Agent for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of its counsel); provided, however, that out-of-pocket expenses in aggregate amount in excess of $50,000 for this Agreement and all Additional Placement Agency Agreements shall require the written approval of the Company, such approval not to be unreasonably withheld.

7.

Conditions of the Obligations of the Placement Agent.  The obligations of the Placement Agent hereunder are subject to the following conditions:

(a)

(i)  No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities, the Agent Warrants or the Agent Warrant Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened by any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof and prior to the Closing Date no amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith.

(b)

Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there shall have occurred no event, change, development, circumstance or occurrence that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement, the General Disclosure Package and the Prospectus, if in the reasonable judgment of the Placement Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Notes and the Warrants to the Investors as contemplated hereby.

(c)

Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any Subsidiary or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Placement Agent, would have a Material Adverse Effect.

(d)

Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(e)

The Placement Agent shall have received (i) an opinion, dated the Closing Date, of Holland & Knight LLP, counsel to the Company, in form and substance reasonably satisfactory to the Placement Agent, and (ii) a negative assurance letter, dated the Closing Date, of Holland & Knight LLP in form and substance reasonably satisfactory to the Placement Agent.

(f)

At the Closing, the Company shall furnish to the Placement Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Placement Agent to the effect that each signer has carefully examined the Registration Statement, the Prospectus and the General Disclosure Package, and that to each of such person’s knowledge:

1.

(A)  As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Prospectus nor the General Disclosure Package contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

2.

Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

3.

Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

4.

Subsequent to the date of the most recent financial statements in the Prospectus, no event, change, development, circumstance or occurrence has occurred that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in a Material Adverse Effect.

5.

No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities, the Agent Warrants or the Agent Warrant Shares under the securities or Blue Sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company's knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

6.

The Company has complied with any request for additional information from the staff of any securities or other governmental authority (including, without limitation, the Commission) to the satisfaction of the staff of the Commission or such authorities.

(g)

At the Closing, the Company shall furnish to the Placement Agent a certificate, dated the date of its delivery, and signed by the Secretary of the Company, in form and substance reasonably satisfactory to the Placement Agent.

(h)

FINRA shall not have raised any unresolved objection with respect to the fairness and reasonableness of the placement agency terms and arrangements relating to the issuance and sale of the Securities.

8.

Indemnification.

(a)

The Company shall indemnify and hold harmless the Placement Agent, its directors, officers, employees and agents and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Securities Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the General Disclosure Package or the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Placement Agent, or (D) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Application (as set forth in Section 8(b) below).  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)

The Placement Agent will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for use in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Application.  This indemnity agreement will be in addition to any liability that the Placement Agent might otherwise have.  The Company acknowledges that, for all purposes under this Agreement, the name of the Placement Agent and the paragraph relating to placement agents’ fees and reimbursement of expenses appearing under the caption “Plan of Distribution” in the Prospectus constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus or any Application.

(c)

Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission prejudiced the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, disbursements and other charges of such counsel will be at the expense of such indemnified party unless (1) the indemnifying party has agreed in writing to pay such fees, expenses and other charges, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.  The indemnifying party will not, without the prior written consent of the indemnified party (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder, unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceeding.  An indemnifying party will not be liable for any settlement of any action or claim affected without its written consent (which consent will not be unreasonably withheld).

(d)

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Placement Agent, the Company and the Placement Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agent such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Placement Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other.  The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by the Placement Agent hereunder.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agent on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purpose of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), the Placement Agent shall not be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

9.

Termination.

(a)

The obligations of the Placement Agent under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Placement Agent, without liability on the part of the Placement Agent to the Company if, prior to delivery and payment for the Notes and the Warrants, in the sole judgment of the Placement Agent (i) trading in the Common Stock of the Company shall have been suspended by the Commission, (ii) trading in securities generally on the New York Stock Exchange, the NYSE Amex, the NASDAQ Stock Market or the OTC Bulletin Board shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchanges or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Placement Agent, impracticable or inadvisable to market the Notes and the Warrants on the terms and in the manner contemplated by the Prospectus.

(b)

If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Notes and the Warrants provided for herein is not consummated because any condition to the obligations of the Placement Agent set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Placement Agent for their reasonable out-of-pocket expenses incurred in connection herewith subject to the limitations set forth in Section 6.

10.

No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Placement Agent may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agent: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Placement Agent, on the other, exists; (ii) the Placement Agent is not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the offering price of the Securities, and such relationship between the Company and the Placement Agent is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Placement Agent may have to the Company with respect to the offering contemplated by this Agreement shall be limited to those duties and obligations specifically stated herein; and (iv) the Placement Agent and its affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Placement Agent with respect to any breach of fiduciary duty in connection with this offering.

11.

Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (including via facsimile) (a) if to the Company, at the office of the Company, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, Attention: Chief Executive Officer, Fax: (561) 805-8001, with copies (which shall not constitute notice) to Holland & Knight LLP, 515 East Las Olas Boulevard, Suite 1200, Fort Lauderdale, FL 33301, Attention: Tammy Knight, Fax: (954) 463-2030 or (b) if to the Placement Agent, at the office of Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, Attention: Aaron Gurewitz, Fax: (949) 720-7223, with copies (which shall not constitute notice) to Lowenstein Sandler PC., 65 Livingston Avenue, Roseland, New Jersey 07068, Attention: John D. Hogoboom, Fax: (973) 597-2400.

12.

Survival.  The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agent or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities.  The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

13.

Successors.  This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 8(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agent and any person or persons who control the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.  No Investor shall be deemed a successor because of such purchase.

14.

Applicable Law.  The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

15.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.

Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agent.

Very truly yours,

POSITIVEID CORPORATION

By:
Name: William J. Caragol
Title: Chief Executive Officer

Confirmed as of the date first

above mentioned:

ROTH CAPITAL PARTNERS, LLC

By:
Name: Aaron Gurewitz
Title: Head of Equity Capital Markets

SCHEDULE 1

ISSUER FREE WRITING PROSPECTUSES

None

EXHIBIT A

FORM OF SECURITIES PURCHASE AGREEMENT

EXHIBIT B

FORM OF NOTE

EXHIBIT C

FORM OF WARRANT